UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2005

CERAGENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (720) 946-6440

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

            The following sets forth the information required by Item 701 of Regulation S-B with respect to the unregistered sales of equity securities by Ceragenix Pharmaceuticals, Inc., a Delaware Corporation (the "Company"):
a.

On November 28, 2005, the Company completed the sale of an aggregate of $3,200,000 in 10% convertible promissory notes (the "Notes"). Each Note accrues interest at the rate of 10% per annum and is due and payable in full, principal and interest, on November 28, 2007 (the "Maturity Date"). The Notes are convertible into shares of common stock, $.0001 par value (the "Common Stock") of the Company at a conversion price equal to $2.05 per share, subject to adjustment under certain circumstances, including events of default under the Notes.

b.

In addition, for every two (2) shares of Common Stock issuable upon conversion of the Notes, an investor received one warrant exercisable for five years to purchase one additional share of Common Stock at a purchase price of $2.255 per share, subject to price protection and other adjustments. The warrants also include a cashless exercise provision. The Warrants are not redeemable by the Company. (Hereafter, the Notes and Warrants shall collectively be referred to as the "Securities").

c.

The Securities were sold exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act"). There were an aggregate of four accredited investors who participated in the offering. The Company has agreed to register for resale under the Securities Act, the shares of Common Stock underlying the Notes and Warrants.

d.

The offering consisted of an aggregate of $3,200,000 in Notes and Warrants. In the offering, the Company paid fees to persons who served as placement agents consisting of a cash fee of 10% of the aggregate amount of Notes sold by such placement agents, and warrants exercisable to purchase 10% of the number shares of Common stock underlying the Notes sold by them, which Warrants are exercisable for five years to purchase shares of Common stock at an exercise price of $2.05 per share. The Company paid to placement agents an aggregate of $320,000 in fees and issued to placement agents Warrants exercisable for five years to purchase an aggregate of 156,098 shares of Common stock at an exercise price of $2.05 per share.

e.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder. Each of the investors in the offering qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D. In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided each investor in the offering with disclosure of all aspects of our business, including providing each investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information. Based on our investigation, we believed that each accredited investor obtained all information regarding the Company that they requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

f.	The conversion terms of the Notes and exercise terms of the Warrants are described in Item 3.02(a) above.

g.	The proceeds of the offering will be used to provide working capital to the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial statements of business acquired

Not applicable.

(b)	Pro forma financial information

Not applicable.

(c)	Exhibits

Item	Title

10.1	Form of Convertible Note

10.2	Form of Investor Warrant

10.3	Form of Subscription Agreement

10.4	Security Agreement

10.5	Collateral Agent Agreement

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Ceragenix Pharmaceuticals, Inc. (Registrant)

Dated: November 30, 2005	/s/ Jeffrey Sperber Jeffrey Sperber, Chief Financial Officer